Exhibit 21.1
COLONY NORTHSTAR, INC.
LIST OF SIGNIFICANT SUBSIDIARIES

Subsidiary Name	State or Jurisdiction of Formation
CDCF IV GP Holdco, LLC	Delaware
CDCF IV Holdco Subsidiary A, LLC	Delaware
CFI CSFR Investor, LLC	Delaware
CFI Lake (Switzerland) GmbH	Switzerland
CFI Mountain (Switzerland) GmbH	Switzerland
CFI NNN International Holdings, LLC	Delaware
CFI RE Holdco, LLC	Delaware
CFI Roches Glion Sarl	Luxembourg
CIR III-1, REIT	Texas
CNI Advisor Holdings, LLC	Delaware
CNI NSAM Investments, LLC	Delaware
ColFin Cobalt GP, LLC	Delaware
ColFin Cobalt Partnership, L.P.	Delaware
ColFin Cobalt REIT, Inc.	Maryland
Colony Capital Investment Advisors, LLC	Delaware
Colony Capital Investment Holdco, LLC	Delaware
Colony Capital OP Subsidiary, LLC	Delaware
Colony Capital Operating Company, LLC	Delaware
Colony Industrial Fund JV, L.P.	Delaware
Colony Northstar Advisors LLC	Delaware
Colony NorthStar US, LLC	Delaware
Eclipse GP Health Holdings-T, LLC	Delaware
HA Portfolio Holdings-T, LLC	Delaware
Healthcare GA Holdings-T, LLC	Delaware
Healthcare GA Limited Partner-T, LLC	Delaware
Healthcare GA Operating Partnership-T, LP	Delaware
NorthStar Asset Management Group, LLC	Delaware
NorthStar Healthcare JV, LLC	Delaware
NorthStar Realty Healthcare, LLC	Delaware
NRF Holdco, LLC	Delaware
NRF RED REIT Corp.	Maryland
NRFC Healthcare Holding Company, LLC	Delaware
PE Investments-T, LLC	Delaware
RED Reit Sub-T, LLC	Delaware

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